Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

VinFast Auto Ltd*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, no par value	Other	21,125,000	$10.33(2)	$218,200,125.00	0.00011020	$24,045.65

	Equity	Ordinary shares underlying warrants	Other	14,830,000	$11.61(3)	$172,176,300.00	0.00011020	$18,973.83

	Other	Warrants to purchase ordinary shares	Other	14,830,000	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$390,376,425.00		$43,019.48

	Total Fees Previously Paid							—

	Total Fee Offsets							$11,020.00

	Net Fee Due							$31,999.48

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	VinFast Auto Pte. Ltd.	F-1	333-268684	December 6, 2022		$11,020.00(4)	Equity	Ordinary shares, no par value	—	$100,000,000

Fees Offset Sources	VinFast Auto Pte. Ltd.	F-1	333-268684		December 6, 2022						$11,020.00

*

The registrant is currently a Singapore private limited company operating under the name “VinFast Auto Pte. Ltd.” Prior to the Effective Time (as defined in the registration statement), the registrant will convert to a Singapore public limited company. Upon such conversion, the registrant will be known as VinFast Auto Ltd.

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act, calculated based on the average of the high and low prices of the Class A ordinary shares, par value $0.0001 per share of Black Spade Acquisition Co (“BSAQ”) on June 13, 2023, which was $10.33.

(3)

Pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, calculated based on the sum of (a) the average of the high and low prices for the BSAQ warrants as of June 13, 2023, which was $0.11, and (b) $11.50, the exercise price of the warrants, and the registration fee with respect to the warrants has been allocated to the underlying ordinary shares and those ordinary shares are included in the registration fee.

(4)

The registrant initially filed a registration statement on Form F-1 (File No. 333-268684) (the “Prior Registration Statement”) on December 6, 2022 and withdrew the Prior Registration Statement on May 30, 2023. The registrant paid a registration fee of $11,020.00 in connection with the filing of the Prior Registration Statement. The Prior Registration Statement was not declared effective and no securities were sold thereunder.